Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Deep Down, Inc. (“Deep Down”) on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (“the Report”), the undersigned, Ronald E. Smith, President and Chief Executive Officer of Deep Down, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Deep Down.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this statement has been provided to Deep Down and will be retained by Deep Down and furnished to the Securities and Exchange Commission or its staff upon request.

Date:           August 21, 2009

/s/ RONALD E. SMITH
Ronald E. Smith
President and Chief Executive Officer
(Principal Executive Officer)